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                                                                 Exhibit (g)(14)

          AMENDMENT TO AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT
                                  ("AMENDMENT")

Reference is made to the Automatic and Facultative Reinsurance Agreement, dated effective November 15, 2000 and identified as Treaty Number 7865-00-00 (herein the "Agreement"), by and between IDS Life Insurance Company of New York and [name of reinsurance company], under which reinsurance is provided for policies issued on the "VUL-III" plans and related riders. The undersigned parties hereby agree that the Agreement shall be and is hereby amended as follows:

       1. The following provision shall be added at the end of section 1 of Schedule B: "For juvenile policies up to attained age of twenty years old, standard non-smoker or non-tobacco allowances shall be applied for purposes of determining reinsurance premiums."

       2. This revision shall be applied retrospectively to the effective date of the Agreement.

Capitalized terms not otherwise defined herein have the meaning ascribed to them as in the Agreement. Except as expressly amended above, all other terms of the Agreement, together with all exhibits and attachments thereto, remain in full force and effect. This Amendment is effective immediately upon execution by both of the undersigned parties. This Amendment is made in duplicate and executed below by authorized representatives of both parties.

IDS LIFE INSURANCE COMPANY OF NEW YORK        [NAME OF REINSURANCE COMPANY]


By:     [ILLEGIBLE]                           By:           [signature]
        ------------------------------
        (signature)                                         (signature)

        Timothy V. Bechtold                                 [name]
        (print or type name)                                (print or type name)

Title:  President                             Title:        [title]

Date:   12/30/2005                            Date:         12/20/2005

Attest: [ILLEGIBLE]                           Attest:       [signature]
        -----------------------------
        (signature)                                         (signature)

Title:  Reinsurance Officer                   Title:        [title]

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